EXHIBIT 5


May 10, 1994


Northwestern Public Service Company
33 Third Street SE
PO Box 1318
Huron, South Dakota  57350-1318

Gentlemen:

     We have acted as counsel for Northwestern Public Service Company, a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of an additional 500,000 shares of its Common Stock, $3.50 par value (the "Stock"), pursuant to its Automatic Dividend Reinvestment and Stock Purchase Plan. We understand that the Company plans to file a Registration Statement on Form S-3 relating to the Stock with the Securities and Exchange Commission, and to seek to make such Registration Statement effective under the Securities Act of 1933.

     We have examined such of the corporate records of the Company and have made such inquiries and further investigations as we deemed necessary in order to enable us to render this opinion. Based thereon, we are of the opinion that:

     1. The Company is a corporation validly organized and existing under and by virtue of the laws of the State of Delaware.

     2. When the aforesaid Registration Statement, as the same may then be amended, shall have become effective under the Securities Act of 1933, and provided no stop order with respect thereto shall have been issued by the securities Exchange Commission, and provided that the Federal Energy Regulatory Commission ("FERC") shall have issued its order, and such order shall remain in effect, authorizing the issuance and sale of the Stock, then the Stock, upon the issuance and sale thereof in accordance with the aforesaid order of the FERC and pursuant to due authorization by the Board of Directors of the Company, in exchange for the payment therefor required by the aforesaid Plan (which for purposes of this opinion we assume will never be less than the $3.50 per share par value of the Stock), will be legally and validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to said Registration Statement of the company to be filed with the Securities and Exchange Commission under the Securities Act of 1933, and to the reference to us under the caption (Experts and Legal Opinions" in the Prospectus forming a part of said Registration Statement.

                              Respectfully submitted,

                              SCHIFF HARDIN & WAITE

                              By:  James M. Van Vliet, Jr.